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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Isle of Capri Casinos, Inc. (f/k/a Casino America, Inc.) of our report dated June 10, 1999, with respect to the consolidated financial statements of Isle of Capri Casinos, Inc. included in Isle of Capri Casinos, Inc. Annual Report (Form 10-K) for the year ended April 25, 1999:

 .    Post-Effective Amendment No. 1 to the Form S-8 No. 33-61752 (the 1992 Stock
     Option Plan as amended);

 .    Form S-8 No. 33-80918 (the 1993 Stock Option Plan; the Director's Plan; and
     the Stock Bonus Plan);

 .    Form S-8 No. 33-86940 (the Employee Stock Purchase Plan; the 1993 Stock
     Option Plan; the Consulting Agreement, dated October 1, 1993, with Theodore
     E. Deutch; the Consulting Agreement, dated October 1, 1993, with Scott Crawford; and the Consulting Agreement, dated November 10, 1994, with Becker & Poliakoff, P.A.);

 .    Form S-8 No. 33-93088 (the Retirement Trust and Savings Plan); and

 .    Form S-8 No. 33-77233 (the 1992 Stock Option Plan and the 1993 Stock Option
     Plan).

                                                    /s/ Ernst & Young LLP

New Orleans, Louisiana
June 28, 1999